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                                  Exhibit 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                       FOCAL COMMUNICATIONS CORPORATION
                       --------------------------------

                                   ********

          FIRST.  The name of the Corporation is:

                       FOCAL COMMUNICATIONS CORPORATION

          SECOND. The address of its registered office in the State of Delaware is 1313 N. Market Street, Wilmington, Delaware 19801-1151, County of New Castle. The name of its registered agent at such address is The Company Corporation.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL").

          FOURTH.

                          PART A.  AUTHORIZED SHARES
                                   -----------------

          The total number of shares of capital stock which the Corporation has authority to issue is 135,567.693 shares, consisting of:

          (1) 85,567.693 shares of Class A Common Stock, par value $.01 per share ("Class A Common");
                       --------------

          (2) 35,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common"); and
                 --------------

          (3) 15,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common").
                 --------------

          The shares of Class A Common, Class B Common, and Class C Common (each, a "Class") are referred to collectively as the "Common Stock." The
          -----                                        ------------
shares of Common Stock shall have the rights, preferences and limitations set forth below.
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                             PART B.  COMMON STOCK
                                      ------------

     SECTION 1.  VOTING RIGHTS.  Except as otherwise required by applicable
                 -------------
law, all holders of Class A Common, Class B Common, and Class C Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class A Common, Class B Common, and Class C Common shall vote together as a single class.

     SECTION 2.  DISTRIBUTIONS.  Capitalized terms not otherwise defined in
                 -------------
this Section 2 are used herein with the meanings set forth in paragraph 2D.

          2A.  Dividends out of Earnings.  Each holder of Class A Common or
               -------------------------
Class B Common shall be entitled to receive a percentage of all dividends out of earnings, such percentage to be determined by dividing (i) the aggregate number of shares of Class A Common and Class B Common held by each such holder on the Record Date for such dividend, by (ii) the aggregate number of shares of Class A Common and Class B Common outstanding on the Record Date for such dividend. The holders of Class C Common shall have no right (except such right as may result from their holding Class A Common or Class B Common) to receive any portion of any dividends out of earnings.

          2B.  Other Non-Liquidating Distributions. All Distributions
               -----------------------------------
(other than dividends made out of earnings or Distributions as part of any complete liquidation, dissolution, or winding up of the Corporation) ("Other
                                                                       -----
Non-Liquidating Distributions") shall be made in the following order of
-----------------------------
priority:

               (i) First, to the holders of Class A Common (ratably among such holders based upon the unpaid Distribution Preference for the Class A Common held by each such holder as of the Record Date for such Other Non-Liquidating Distribution), until the total Other Non-Liquidating Distributions with respect to the Class A Common from November 27, 1996 (the "Starting Date") through the date of such Other Non-Liquidating
           -------------
     Distribution are equal to the aggregate Distribution Preference (paid and unpaid) for all of the Class A Common in effect on the Record Date of such Other Non-Liquidating Distribution;

               (ii) Second, to the holders of Class B Common (ratably among such holders based on the number of shares of Class B Common held by each such holder as of the Record Date for such Other Non-Liquidation Distribution), until the aggregate amount distributed pursuant to this subparagraph 2B(ii) from and after the Starting Date is equal to the product of (A) the quotient obtained by dividing the aggregate number of shares of Class B Common outstanding on the Record Date for such Other Non-Liquidating Distribution, by the aggregate number of shares of Class A Common and Class B Common outstanding on the Record Date for such Other Non-Liquidating Distribution, times (B) the aggregate Other Non-Liquidating Distributions
                   -----
     on the Class A Common and Class B Common pursuant to subparagraph 2B(i) above and this subparagraph 2B(ii) from and after the Starting Date; and

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               (iii)  Thereafter, to the holders of Class A Common and Class B
     Common, ratably among such holders based on the number of shares of Class A Common and Class B Common held by each such holder as of the Record Date for such Other Non-Liquidating Distribution. The holders of Class C Common shall have no right (except such right as may result from their holding Class A Common or Class B Common) to receive any portion of any Other Non-Liquidating Distributions.

          2C.  Liquidating Distributions.  All Distributions in any complete
               -------------------------
liquidation, dissolution, or winding up of the Corporation ("Liquidating
                                                             -----------
Distributions") shall be made in the following order of priority:
-------------

               (i) First, to the holders of Class A Common (ratably among such holders based upon the unpaid Distribution Preference for the Class A Common held by each such holder as of the Record Date for such Liquidating Distribution), until the total Other Non-Liquidating Distributions and Liquidating Distributions with respect to the Class A Common pursuant to subparagraph 2B(i) above and this subparagraph 2C(i) from the Starting Date through the date of such Liquidating Distribution are equal to the aggregate Distribution Preference (paid and unpaid) for all of the Class A Common in effect on the Record Date of such Liquidating Distribution;

               (ii) Second, to the holders of Class C Common (ratably among such holders based on the number of shares of Class C Common held by each such holder as of the Record Date for such Liquidating Distribution), until the aggregate amount distributed with respect to the Class C Common pursuant to this paragraph 2C(ii) from and after the Starting Date is equal to the product of (A) the quotient obtained by dividing the aggregate number of shares of Class C Common outstanding on the Record Date for such Liquidating Distribution, by the aggregate number of shares of Class B Common and Class C Common outstanding on the Record Date for such Liquidating Distribution, times (B) the aggregate Other Non-Liquidating Distributions and Liquidating Distributions with respect to the Class B Common and Class C Common pursuant to subparagraphs 2B(ii) and 2B(iii) above and this subparagraph 2C(ii) from and after the Starting Date;

               (iii) Third, to the holders of Class B Common and Class C Common (ratably among such holders based on the number of shares of Class B Common and Class C Common held by each such holder as of the Record Date for such Liquidating Distribution), until the aggregate amount distributed with respect to the Class B Common and Class C Common pursuant to subparagraphs 2B(ii), 2B(iii), and 2C(ii) above and this subparagraph 2C(iii) from and after the Starting Date is equal to the product of (A) the quotient obtained by dividing the aggregate number of shares of Class B Common and Class C Common outstanding on the Record Date for such Liquidating Distribution, by the aggregate number of shares of Common Stock outstanding on the Record Date for such Liquidating Distribution, times (B) the
                                                           -----
     aggregate Other Non-Liquidating Distributions and Liquidating Distributions with respect to the Common Stock pursuant to subparagraphs 2B(i), 2B(ii), 2B(iii), 2C(i) and 2C(ii) above and this subparagraph 2C(iii) from and after the Starting Date;

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               (iv) Thereafter, to the holders of Common Stock, ratably among such holders based on the number of shares of Common Stock held by each such holder as of the Record Date for such Liquidating Distribution.

               2D.   Definitions.
                     -----------

               (i)   "Distribution" means each distribution made by the
                      ------------
     Corporation to holders of Common Stock, whether in cash, securities or other property and whether by dividend, liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (a) any redemption, repurchase, or cancellation by the Corporation of Common Stock pursuant to the Stock Purchase Agreement or any of the Vesting Agreements, (b) any redemption or repurchase by the Corporation, approved by the Corporation's Board of Directors, of Common Stock held by an employee of the Corporation or any of its subsidiaries (or such employee's transferees) pursuant to any agreement to which the Corporation is a party, (c) any recapitalization or exchange of any shares of Common Stock or (d) any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of all outstanding shares of Common Stock.

               (ii)  The "Distribution Preference" for any Class A Common on the
                          -----------------------
     Record Date for any Distribution shall equal the sum of (a) the initial price paid to the Corporation for such Class A Common plus (b) the aggregate contributions to the capital of the Corporation made with respect to such Class A Common after the Starting Date until and including the date of such Distribution.

               (iii) The "Record Date" for a vote or Distribution (including
                          -----------
     dividends out of earnings, Other Non-Liquidating Distributions, and Liquidating Distributions) means the date as of which the persons and shares of Common Stock entitled to participate in such vote or share in such Distribution is determined.

               (iv)  "Stock Purchase Agreement" means the Stock Purchase
                      ------------------------
     Agreement by and among the Corporation and the initial holders of Class A Common, dated as of November 27, 1996, as amended from time to time.

               (v)   "Vested Class C Common" has the meaning ascribed to such
                      ---------------------
     term in the Vesting Agreements.

               (vi)  "Vesting Agreements" means the several Vesting Agreements
                      ------------------
     dated as of November 27, 1996, each entered into by and among the Corporation and the initial holders of Common Stock listed on the signature pages attached thereto, as such agreements may be amended from time to time.

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     SECTION 3.  CONVERSION.
                 ----------

          3A.    Conversion of Vested Class C Common.  Each holder of shares of
                 -----------------------------------
Class C Common that have become Vested Class C Common pursuant to the terms of any Vesting Agreement shall be entitled at any time to convert any or all of the shares of such holder's Vested Class C Common into an equal number of shares of Class B Common.

          3B.    Conversion Procedure.
                 --------------------

                 (i) Each conversion of shares of Vested Class C Common into shares of Class B Common shall be effected by the surrender of the certificate or certificates representing the shares of Vested Class C Common to be converted at the principal office of the Corporation at any time during normal business hours (or at such other time and place as may be mutually agreeable to the Corporation and the holder of such Vested Class C Common), together with a written notice by the holder of such Vested Class C Common specifying the number of shares of Vested Class C Common represented by such certificate or certificates that such holder desires to convert into shares of Class B Common. Each conversion shall be deemed to have been effected as of the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Vested Class C Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class B Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common represented thereby.

                 (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class B Common issuable upon such conversion and
     (b) a certificate representing any Class C Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

               (iii) The issuance of certificates for Class B Common upon conversion of Vested Class C Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class B Common.

               (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common, solely for the purpose of issuance upon the conversion of the Vested Class C Common, such number of shares of Class B Common issuable upon the conversion of all outstanding Class C Common. All shares of Class B Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon

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     which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                 (v) The Corporation shall not close its books against the transfer of shares of Vested Class C Common or of Class B Common issued or issuable upon conversion of the Vested Class C Common in any manner which would interfere with the timely conversion of any shares of Vested Class C Common. The Corporation shall assist and cooperate with any holder of Vested Class C Common required to make any governmental filings to obtain any governmental approval prior to or in connection with any conversion of Vested Class C Common hereunder (including, without limitation, making any filings required to be made by the Corporation).

     SECTION 4.  STOCK SPLITS.  If the Corporation in any manner sudivides
                 ------------
or combines the outstanding shares of Class A Common, Class B Common or Class C Common, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

     SECTION 5.  REGISTRATION OF TRANSFER.  The Corporation shall keep at
                 ------------------------
its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any Class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such Class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such Class as is requested by the holder of the surrendered certificate (provided that the aggregate number of shares represented by all such new certificates shall be equal to the number of shares represented by the surrendered certificate) and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     SECTION 6.  REPLACEMENT.  Upon receipt of evidence reasonably
                 -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any Class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 7.  NOTICES.  All notices referred to in this Certificate of
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Incorporation shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or three business days after being deposited in the

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U.S. mail to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     SECTION 8.   AMENDMENT AND WAIVER.  No amendment or waiver of any
                  --------------------
provision of this Article Fourth shall be effective without the prior written consent of the holders of a majority of the voting power of the Common Stock voting as set forth in Section 1 above and at least 67% of the outstanding shares of Institutional Investor Stock (as such term is defined in the Stock Purchase Agreement); provided that no amendment adversely affecting the Class B
                     --------
Common or Class C Common relative to any other Class shall be effective without the prior consent of the holders of a majority of the then outstanding shares of each Class so affected.

          FIFTH. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein, by any Bylaws of the Corporation, or by applicable law.

          SIXTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director; provided, however, that the foregoing shall not be deemed to eliminate or limit the liability of a director to the extent provided by applicable law: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or appeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          SEVENTH.

          A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the GCL, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not

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entitled to be indemnified by the Corporation under the GCL.  Such right of indemnification shall not be exclusive of any right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article Seventh.

          B. The Board of Directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the GCL, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

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